SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------

                                    FORM 8-k

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 26, 2002




                           J. C. Penney Company, Inc.
             (Exact name of registrant as specified in its charter)




        Delaware                        1-15274                   26-0037077
(State or other jurisdiction     (Commission File No.)       (I.R.S. Employer
      of incorporation )                                     Identification No.)

6501 Legacy Drive
Plano, Texas                                                         75024-3698

(Address of principal executive offices)                             (Zip code)


Registrant's telephone number, including area code:  (972) 431-1000

Item 5.  Other Events and Regulation FD Disclosure

     Pursuant to Rule 135c of the Securities Act of 1933, as amended, J. C. Penney Company, Inc. hereby files its News Release dated June 26, 2002 announcing (i) the offer by its subsidiary, J. C. Penney Corporation, Inc. ("Corporation") to exchange in a private placement up to $810,731,000 of the Corporation's new notes for certain of the Corporation's outstanding existing notes, and (ii) a related consent solicitation. A copy of the News Release is attached as Exhibit 99.



Item 7.  Financial Statements and Exhibits.

     (c) Exhibits.

          99   J. C. Penney Company, Inc. News Release of June 26, 2002

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   J. C. PENNEY COMPANY, INC.
                                                              (Registrant)

                                                   /s/ Charles R. Lotter
                                                   ----------------------------
                                                   Charles R. Lotter
                                                   Executive Vice President,
                                                   Secretary and General Counsel


Date:  July 3, 2002

                                  EXHIBIT INDEX



Exhibit Number          Description

99                      J. C. Penney Company, Inc. News Release of June 26, 2002

                                                                     Exhibit 99



               JCPENNEY ANNOUNCES OFFER TO EXCHANGE APPROXIMATELY
                  $810 MILLION IN NEW NOTES FOR EXISTING NOTES
                        AND RELATED CONSENT SOLICITATION


     PLANO, Texas, June 26, 2002 - J. C. Penney Company, Inc. (NYSE: JCP) (the "Company") today announced that its operating subsidiary, J. C. Penney Corporation, Inc. (the "Corporation"), intends to offer to exchange in a private placement:

     o For each $1,000 principal amount of its 6.125% notes due November 15, 2003, $1,015.15 principal amount of its new 9.000% notes due August 1, 2012 ("new notes");

     o For each $1,000 principal amount of its 7.375% notes due June 15, 2004, $1,010.10 principal amount of its new notes; and

     o For each $1,000 principal amount of its 6.900% debentures due August 15, 2026 (putable August 15, 2003), $1,015.15 principal amount of its new notes.

     The exchange offer will expire at 5:00 p.m. EDT, on July 24, 2002, unless extended.

     Concurrently with the exchange offer, the Corporation will solicit consents to approve certain amendments to the indentures governing the existing notes. The Corporation is offering to make consent payments of $10 per $1,000 principal amount tendered to holders who validly tender their existing notes and deliver their consents on or prior to the consent payment deadline, which is July 10, 2002, at 5:00 p.m. EDT.

     The exchange offer and consent solicitation are subject to the receipt of valid and unrevoked tenders and consents representing more than two-thirds in aggregate principal amount of each series of existing notes, as well as other customary conditions, which must be met or waived by the Corporation.

     The exchange offer and consent solicitation will only be made inside the United States to investors who are qualified institutional buyers or institutional accredited investors, and outside the United States to non-U.S. persons. The new notes will be issued by the Corporation, with the Company acting as a co-obligor. The new notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Corporation will enter into a registration rights agreement pursuant to which it will agree to file an exchange offer registration statement with the Securities and Exchange Commission with respect to the new notes.

     This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

     J. C. Penney Corporation, Inc., a wholly-owned subsidiary of the Company, is one of America's largest department store, drugstore, catalog, and e-commerce retailers, employing approximately 250,000 associates. As of April 27, 2002, it operated 1,074 JCPenney department stores in all 50 states, Puerto Rico, and Mexico, and 54 Renner department stores in Brazil. Eckerd operated 2,643 drugstores throughout the Southeast, Sunbelt, and Northeast regions of the U. S. JCPenney Catalog, including e-commerce, is the nation's largest catalog merchant of general merchandise. J. C. Penney Corporation, Inc. is a contributor to JCPenney Afterschool Fund, a charitable organization committed to providing children with high quality after school programs to help them reach their full potential.

     This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which reflect the Company's current views of future events and financial performance, involve known and unknown risks and uncertainties that may cause the Company's actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, competition, consumer demand, seasonality, economic conditions, and government activity. Investors should take such risks into account when making investment decisions.